As filed with the Securities and Exchange Commission on November 22, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BioPharmX Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	59-3843182 (I.R.S. Employer Identification Number)

1089 Hamilton Court
Menlo Park, California 94025
(650) 889-5020
 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Anja Krammer

President

BioPharmX Corporation

1098 Hamilton Court

Menlo Park, California, 94025

(650) 889-5020
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send all communications to:

Jorge del Calvo, Esq. Davina K. Kaile, Esq. Patty M. DeGaetano, Esq. Pillsbury Winthrop Shaw Pittman LLP 2550 Hanover Street Palo Alto, CA 94304 (650) 233-4500	Ivan K. Blumenthal, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Chrysler Center 666 Third Avenue New York, NY 10017 (212) 935-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☒ File No. 333-214116

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(1)
Class A Units consisting of:
(i) Common stock, $0.001 par value(3)
(ii) Warrants to purchase shares of common stock(4)(5)
Class B Units consisting of:
(i) Series A convertible preferred stock, par value $0.001 per share(6)
(ii) Warrants to purchase shares of common stock(4)(5)
Common stock issuable upon conversion of Series A Convertible Preferred Stock
Representative’s Warrant to purchase common stock(7)
Total	$1,690,050	$196(8)

(1)          Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2)          Represents only the additional securities being registered. Does not include securities that the Registrant previously registered on Registration Statement on Form S-1 (File No. 333-214116).

(3)          Includes shares of common stock which may be issued upon exercise of an option granted to the underwriters to cover overallotments, if any.

(4)          No registration fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

(5)          Represents warrants to purchase a number of shares of common stock equal to 75% of the common stock sold in this offering (including the number of shares of common stock issuable upon conversion of shares of Series A convertible preferred stock sold in this offering but excluding any shares of common stock underlying the warrants issued in this offering).

(6)          Includes shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock.

(7)          Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended. Represents warrants to purchase a number of shares of common stock equal to 2.5% of the common stock sold in this offering (including the number of shares of common stock issuable upon conversion of shares of Series A Convertible Preferred Stock sold in this offering but excluding any shares of common stock underlying the warrants issued in this offering). The warrant is exercisable at a per share exercise price equal to 125% of the public offering price per share of common stock.

(8)          An aggregate of $1,648 was previously paid in connection with the filing of Registration Statement on Form S-1 (File No. 333-214116).

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto and all information incorporated by reference therein, the Registration Statement on Form S-1 (Registration No. 333-214116), which was declared effective by the Commission on November 21, 2016, and is being filed solely for the purpose of registering an increase in the maximum aggregate offering price of $1,690,050. The required opinions and consents are listed on the Exhibit Index attached hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Menlo Park, California, on November 22, 2016.

BIOPHARMX CORPORATION

By:	/s/ ANJA KRAMMER
Anja Krammer
President

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

	/s/ ANJA KRAMMER	President and Director (Principal	November 22, 2016
	Anja Krammer	Executive Officer)

	/s/ GREG KITCHENER	Executive Vice President and Chief	November 22, 2016
	Greg Kitchener	Financial Officer (Principal
Financial and Accounting Officer)

	*	Director	November 22, 2016
Michael Hubbard

	*	Director	November 22, 2016
Stephen Morlock

*By:	/s/ ANJA KRAMMER
Anja Krammer
Attorney-in-fact

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EXHIBIT INDEX

Exhibit Number	Description
5.1*

Opinion of Pillsbury Winthrop Shaw Pittman LLP. (incorporated by reference to Exhibit 5.1 to Form S-1 Registration Statement, as amended (File No. 333-214116) filed by the Registrant on November 18, 2016.

23.1	Consent of Burr Pilger Mayer, Inc., independent registered public accounting firm.
23.2*	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (incorporated by reference to the signature page of Form S-1 Registration Statement (File No. 333-214116) filed by the Registrant on October 14, 2016.

* Previously filed.

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